Exhibit 10.9

WILLOW FINANCIAL BANK

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ RETIREMENT PLAN

WILLOW FINANCIAL BANK

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ RETIREMENT PLAN

ARTICLE I

Purpose

The Willow Financial Bank (the “Bank”) Amended and Restated Non-Employee Directors’ Retirement Plan (the “Plan”) amends and restates the Willow Grove Bank Non-Employee Director’s Retirement Plan, which was originally effective as of June 30, 1998, and subsequently amended and restated as of October 22, 2002 and further amended on October 25, 2005. The Plan was established in order to provide non-employee members of the Board of Directors (ABoard@) of Willow Financial Bank (the “Bank”) with retirement benefits in recognition of their service to the Bank and to encourage their continued association with the Bank. The Bank has herein amended and restated the Plan, which continues to remain frozen as of November 9, 2005, with the intention that the Plan shall at all times satisfy Section 409A of the Code (as defined herein) and the regulations thereunder. The provisions of the Plan shall be construed to effectuate such intentions.

ARTICLE II

Definitions

Section 2.1             Affiliated Corporation. A corporation in which the Bank owns 50% or more of the issued and outstanding stock of any class, or a corporation which owns more than 50% of the issued and outstanding stock of any class of the Bank.

Section 2.2             Bank. Willow Financial Bank, formerly known as Willow Grove Bank.

Section 2.3             Change in Control. A change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

Section 2.4             Company. Willow Financial Bancorp, Inc., the parent holding company of the Bank.

Section 2.5             Designated Beneficiary. The Designated Beneficiary means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Bank and may be changed from time to time by similar notice to the Bank. In the absence of a written designation, the beneficiary shall be a Participant’s estate.

Section 2.6             Director’s Annual Fee. The Director’s Annual Fee is the monthly meeting fee paid to the Non-Employee Director for the month immediately preceding the Non-Employee Director=s retirement or Separation from Service multiplied by twelve (12).

Section 2.7             Director’s Retirement Fee. The Director’s Retirement Fee shall be the amount computed in accordance with Section 3.2 hereof, which shall be payable annually in accordance with Section 3.3 hereof unless a Participant makes an election to be paid in a lump sum in accordance with such Section 3.3.

Section 2.8             Effective Date. The Plan effective date is June 30, 1998, with the effective date of this amendment and restatement being October 23, 2007.

Section 2.9             Non-Employee Director. A Director of the Bank who is not an employee of the Bank or of any Affiliated Corporation.

Section 2.10           Participant. A Non-Employee Director shall become a Participant in the Plan upon completion of six (6) continuous Years of Service as a Non-Employee Director. For this purpose, Years of Service completed prior to the Effective Date shall be included in determining a Director’s number of Years of Service. Notwithstanding the foregoing, each person who is a Non-Employee Director as of the date this Plan is frozen pursuant to Section 4.10 hereof shall be deemed to be a Participant as of such date.

Section 2.11           Plan. Willow Financial Bank Non-Employee Directors’ Retirement Plan.

Section 2.12.          Separation From Service. Separation from Service shall mean a termination of the Participant’s services to the Bank for any reason other than death. Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A of the Code based on whether the facts and circumstances indicate that the Bank and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Separation from Service may occur when a Non-Employee Director becomes a director emeritus.

Section 2.13           Years of Service. Any year or fraction thereof of service on the Board by a Non-Employee Director. By way of illustration, a Non-Employee Director shall have one year of service immediately upon election, two years of service on the day after the first anniversary of his election, and so forth.

ARTICLE III

Benefits

Section 3.1             Vesting of Benefits. Each Non-Employee Director’s rights and benefits under the Plan shall vest upon retirement or Separation from Service as a Director of the Bank in accordance with the following schedule.

Years of Service	Vested Percentage of Interest in Director=s Retirement Fee at Retirement
6	20%
7	40%
8	60%
9	80%
10	100%

Section 3.2             Computation of Benefits. Each Participant’s benefits under this Plan shall equal the amount of the benefits accrued by the Bank as of the date this Plan is frozen pursuant to Section 4.10 hereof. No further accruals or vesting of benefits shall occur after the date this Plan is frozen pursuant to Section 4.10 hereof.

To the extent that any Non-Employee Director is obligated to pay self-employment taxes with respect to the benefits provided for under the Plan, the Bank shall pay the self-employment taxes for each Participant in the calendar year when such taxes are due. The Bank shall have no obligation to pay any other taxes on behalf of a Participant, his Designated Beneficiary or his estate.

Section 3.3             Payment of Benefit. A Participant shall be paid his benefit pursuant to the Plan in equal quarterly installments for ten (10) years (i.e., ten years certain and continuous) beginning the first day of the month following the lapse of six months after the date the Participant has ceased being a Director of the Bank and has incurred a Separation from Service. No benefits shall be payable until a Non-Employee Director ceases to be a Director of the Bank and has incurred a Separation From Service. A Participant may elect to receive the value of his payments or remaining payments in a lump sum (using a discount rate equal to 6% rate of interest), with the lump sum payable on the first day of the month following the lapse of six months after the date the Participant has ceased being a Director of the Bank and has incurred a Separation from Service. Any such election shall be in writing and delivered to the President of the Bank as indicated below.

Section 3.4             Prior Elections. Any payment elections made by a Participant before January 1, 2005 shall continue in effect until such time as the Participant makes a subsequent payment election pursuant to Section 3.5 below and such payment election becomes effective as set forth below. If no payment election was previously made, then the current payment election shall be deemed to be equal quarterly installments for ten (10) years commencing as of the first day of the month following the lapse of six months after the Participant’s service is terminated due to a Separation from Service.

Section 3.5             Transitional Elections Prior to 2009. On or before December 31, 2008, if a Participant wishes to change his payment election, the Participant may do so by completing a payment election form approved by the Bank, provided that any such election (1) must be made at least 12 months before the date on which benefit payments are scheduled to commence, (2) must be made while the Participant is an active director of the Bank or one of its subsidiaries, (3) shall not take effect before the date that is 12 months after the date the election is made and accepted by the Bank, (4) does not cause a payment that would otherwise be made in the year of the election to be delayed to a later year, and (5) does not accelerate into the year in which the election is made a payment that is otherwise scheduled to be made in a later year.

Section 3.6             Subsequent Payment Elections. A Participant may not change his payment election on or after January 1, 2009.

Section 3.7             Designated Beneficiary Benefit. In the event of the death of a Participant prior to the commencement of payments under Section 3.3 hereof, the Director’s Retirement Fee which the Participant is entitled to pursuant to Section 3.2 hereof shall be paid in equal quarterly payments to his Designated Beneficiary for ten (10) years (i.e., ten years certain and continuous) beginning with the first day of the calendar quarter next following the death of the Participant; provided, however, that if the Participant previously made a valid and timely election to receive his benefits in a discounted lump sum, then the lump sum payment shall be made on the first day of the calendar quarter next following the death of the Participant. In the event of the death of a Participant subsequent to the commencement of quarterly payments under Section 3.3 hereof, his Designated Beneficiary shall be paid in equal quarterly payments the remainder of the amount which the Participant would have received under Section 3.3 hereof, beginning with the first day of the calendar quarter next following the death of the Participant. If, upon the death of a Participant, such Participant has failed to name a Designated Beneficiary or such Designated Beneficiary has predeceased the Participant, the present value of the payments or remaining payments which would have been made to the Participant shall be paid to the estate of the Participant in a lump sum on the first day of the calendar quarter next following the death of the Participant. Any lump sum amount shall be calculated using a discount rate equal to 6% rate of interest.

ARTICLE IV

Miscellaneous

Section 4.1             General Administrative Powers. The Plan shall be administered by the Bank. Whenever there is an occasion for the exercise of any power or discretion, such action shall be taken by the Board of Directors or such committee of the Board of Directors or other person as shall be determined by the Board of Directors.

Section 4.2             Successors. The Bank agrees to not merge or consolidate with any other corporation or organization or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Plan as herein set forth. The Bank further agrees to not cease its business activity or terminate its existence other than as heretofore set forth without having made adequate provision fulfilling all of its obligations hereunder.

Section 4.3             Entire Understanding. This Plan sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understanding relating thereto. To the extent inconsistent with any such prior agreement, arrangement or understanding, the provisions of this Plan shall control.

Section 4.4             Applicable Law. This Plan shall be governed by and controlled in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

Section 4.5             Invalidity. In the event that any provision of this Plan or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Plan, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Plan shall be valid and enforced to the maximum extent permitted by law.

Section 4.6             Non-Alienation. No benefit payment payable under this plan, whether or not in payment status, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or to charge the same shall be void. No such benefit or interest shall be liable for or subject to the debts, contracts, liabilities or torts of a Participant or a Participant’s Designated Beneficiary entitled to any benefit or having any interest. If any Participant or Designated Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, the Bank may, in its discretion, direct that any benefit to which such Participant or Designated Beneficiary is entitled be terminated and that all future payments to which such person would otherwise be entitled, be held and applied for the benefit of such person, his or her children or other dependents, or any of them, in such manner and in such proportion as the Bank may deem proper.

Section 4.7             Amendment or Termination. The Bank intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a vote of two-thirds of the Directors then serving on the Board of Directors. In addition, in the event that the Bank determines, after a review of Section 409A of the Code and all applicable Internal Revenue Service guidance, that the Plan or payment election form needs to be further amended to comply with Section 409A of the Code, the Bank may amend the Plan or the payment election form to make any changes required for it to comply with Section 409A of the Code.

4.7.1        Effect of Amendment or Termination.

(a)           General.  No amendment or termination of the Plan shall directly or indirectly reduce any rights and benefits held hereunder as of the effective date of such amendment or termination. A termination of the Plan will not be a distributable event, except in the three circumstances set forth in Section 4.7.1(b) below. No additional deferrals may be made after termination of the Plan.

(b)           Termination. Under no circumstances may the Plan permit the acceleration of the time or form of any payment under the Plan prior to the payment events specified herein, except as provided in this Section 4.7.1(b). The Bank may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of the Participant’s benefits as of the date of such payment in accordance with Section 409A of the Code:

(i)                                     the Plan is irrevocably terminated within the 30 days preceding a Change in Control and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2) are terminated, and (2) the Participant and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date the Bank irrevocably takes all necessary action to terminate the Plan and the other aggregated arrangements;

(ii)                                  the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Bank and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Participant participated in such arrangements are terminated, (2) no payments are made within 12 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, and (4) the Bank does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date the Bank takes all necessary action to irrevocably terminate the Plan; or

(iii)                               the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by a Participant under the Plan are included in the Participant’s gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

Section 4.8             Unfunded Benefits. The Plan shall be unfunded. Nothing in this Plan shall be construed to imply that any specific assets of the Bank have been set aside to provide for payments under this Plan. Any payments under this Plan will be made solely from the general assets of the Bank existing at the time such payments are to be made, and each Participant’s rights under the Plan shall be those of a general creditor of the Bank.

Section 4.9             Directors Emeritus. The amendment and restatement of this Plan as of October 23, 2007 shall not affect the amount or timing of any payments to any former Director Emeritus, including J. Ellwood Kirk.

Section 4.10           Plan Frozen. Notwithstanding anything herein to the contrary, any and all provisions of the Plan shall be interpreted consistent with the fact that the Plan has been frozen effective as of November 9, 2005 (including the freezing of accruals and vesting of benefits in the Plan as of such date).

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Board of Directors of the Bank, the President of the Bank has signed and executed this Plan on behalf of the Bank as of the 23rd day of October, 2007.

WILLOW FINANCIAL BANK

By:	/s/ Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

PAYMENT ELECTION FORM

WILLOW FINANCIAL BANK

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ RETIREMENT PLAN

Please print all information except signatures.

Last Name of Participant	First Name	MI	Social Security Number

Acknowledgements and Conditions

The undersigned Participant acknowledges receipt of a copy of the Amended and Restated Non-Employee Directors’ Retirement Plan (the “Plan”) of Willow Financial Bank (the “Bank”) and understands that the Plan and this Payment Election Form constitute a binding agreement between the Participant and the Bank. All payments under the Plan will be subject to the terms and conditions of the Plan, which are incorporated herein by reference. Any capitalized terms used in this Payment Election Form but not otherwise defined herein shall have the meanings set forth in the Plan. The undersigned Participant acknowledges that his or her election will apply to his or her entire benefit under the Plan and can only be changed in a manner which complies with Section 3.5 of the Plan.

Payment Election

The undersigned Participant elects to receive the value of his or her benefit in one of the following forms (check one):

☐

Lump sum distribution on the first day of the month following the lapse of six months after the date the Participant has ceased being a Director of the Bank and has incurred a Separation from Service, with the lump sum discounted to present value, or

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Commencement of equal quarterly installments for ten (10) years (i.e., ten years certain and continuous) beginning the first day of the month following the lapse of six months after the date the Participant has ceased being a Director of the Bank and has incurred a Separation from Service.

The undersigned Participant understands that this Payment Election Form must be submitted to the President of the Bank on or before December 31, 2008 and that this Payment Election Form must meet the requirements of Section 3.5 of the Plan in order to be effective. Section 3.6 of the Plan provides that a Participant may not change his or her payment election on or after January 1, 2009.

	Dated:	, 200
Participant Signature

The Participant’s Payment Election Form has been accepted on behalf of the Bank as indicated below.

	Dated:	, 200
Donna M. Coughey, President

BENEFICIARY DESIGNATION FORM

WILLOW FINANCIAL BANK

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ RETIREMENT PLAN

Please print all information except the signatures.

Last Name of Participant	First Name	MI	Social Security Number

The undersigned Participant hereby designates the person(s) named below as the Designated Beneficiary(ies) to whom the Participant requests the Bank to pay all sums payable on behalf of the Participant’s account upon or after the Participant’s death, reserving the right of revocation and change of beneficiary(ies). In the event a Designated Beneficiary is not alive at the time of my death, said sums will be payable to the estate of the deceased Designated Beneficiary.

Designated Beneficiary(ies) Information

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Last Name	First Name	MI	Relationship	% Benefit

Street Address	City	State	Zip Code

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Last Name	First Name	MI	Relationship	% Benefit

Street Address	City	State	Zip Code

%
Last Name	First Name	MI	Relationship	% Benefit

Street Address	City	State	Zip Code

Participant Signature	Date

The Participant’s Beneficiary Designation Form has been accepted on behalf of the Bank as indicated below.

Donna M. Coughey, President	Date